                                 TECHSPACE, LLC
                               SERVICE AGREEMENT

This Agreement is entered into in New York, NY by and between TechSpace, LLC (hereinafter "TS") and iParty Corporation (hereinafter "Client").

TS and Client agree that TS shall grant to Client for and in consideration of the agreements and fee(s) set forth herein, a license to use a portion of the TS premises (hereinafter referred to as Client's Area) as from time to time designated by TS and, in common with TS's other clients, a license to use TS's premises and services, in accordance with the terms hereof.

1.       BASIC TERMS.

         This Section I contains the basic terms of this Agreement and all provisions of this Agreement are to be read in accord therewith:

         Base Services: Use of Client's designated area (Client's Area) complete with other inclusive services as are defined in Schedule "A".

         Additional Services: Access to additional business services for purchase as needed by Client, including secretarial, administrative, telecommunications and such other services are as defined in Schedule "B".

         A.    Building/Floor:  41 East 11th Street, 11th floor, New York,
               New York

         B. Area [number(s)]: 1 having a maximum occupancy capacity as indicated in Schedule "C".

         C.    Commencement Date:                              November 1, 1998

         D.    Initial Term:                                   Three (3) Months

         E.    End of Initial Term                             February 28, 1998

         F.    Total Monthly Base Services Fee:                $ 4,200

         G.    Total Monthly Additional Services Fee:          $   635

         H.    Total One Time Set-up & Installation Charges:   $ 1,500

         I.    Refundable Services Retainer:                   $ 9,670

         J.    Total Due On Signing of Agreement               $16,005

         (A description and calculation of all charges can be found in Schedule "C".)

2.       CLIENT'S AREA.

         Client shall, as part of the Base Services, be granted license to use the Client's Area and shall have access to the Client's Area twenty-four (24) hours a day, seven (7) days a week. TS agrees to provide Client's Area cleaning, maintenance services, electric heating and air conditioning to the Client's Area for normal office use in such reasonable quantities between 8:00 a.m. and 8:00 p.m. In addition, Client will have reasonable use of TS common area facilities. Client shall use the Client's Area and common areas of the TS premises solely for general office use in the conduct of the Client's business.

         If, for any reason whatsoever, TS in unable to provide use of the Client's Area or a mutually agreed upon alternative area at the time herein agreed, Client may either extend the Commencement Date until the Client's Area becomes available or, as its sole remedy for such failure, cancel and terminate this Agreement if the use of the Client's Area is not available to the Client within five (5) business days after written notice to TS by Client, in which case any prior payments shall be fully refunded. No such failure to provide use of the Client's Area shall subject TS to any liability for loss or damage, nor affect the validity of this Agreement or the obligations of the Client hereunder.

         TS will have the right to relocate Client to another Client's Area within the TS premises, and to substitute such other Client's Area for the Client's Area licensed hereby, provided such other Client's Area is substantially similar in area and configuration to Client's contracted Client's Area and provided Client shall incur no increase in the Monthly Base Services Fee or any relocation cost or expense.

3.       SERVICES.

         TS agrees, in consideration of the Monthly Base Services Fee, to provide Base Services to Client as described in Schedule "A". From time to time during the Term, TS may, at its option, make other services available to Client of the nature described in Schedule "B", at fees that are from time to time established by TS. TS shall be under no obligation to provide Schedule "B" services if the monthly cost thereof exceeds the Refundable Services Retainer. In the event Client is in default of this Agreement, TS may, at its option, cease furnishing any and all services including telephone services.

         Client will not offer to any party in the TS premises or the Building, any of the services that TS provides to its clients including, but not limited to, the services described in Schedule "A" or "B".

         Client will use only telecommunications systems and services as provided by TS. Client will pay to TS a monthly equipment rental and service fee for the use of each telephone instrument and voice lines. In the event TS discontinues the offering of long distance service,

         Client will provide its own long distance service through a locally accessed long distance carrier.

         Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, neither TS nor any of its officers, directors, employees, shareholders, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of TS to furnish any services, including but not limited to the service of conveying messages, communications and other utility or services required under this Agreement or agreed to by TS. Client's sole remedy and TS's sole obligation for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

         CLIENT EXPRESSLY WAIVES, AND AGREES NOT TO MAKE ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT OF ANY FAILURE TO FURNISH ANY UTILITY, SERVICE OR FACILITY, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME.

4.       DURATION OF AGREEMENT.

         Upon the End of Initial Term, or any extension thereof, the term of this Agreement and the license herein granted shall be automatically extended for the same period of time as the Initial Term, upon the same terms and conditions as contained herein, unless either party gives notice to the other in writing to the contrary at least sixty
         (60) days prior to the End of Initial Term (90 days if Client has licensed the use of three or more offices).

5.       PAYMENTS AND ESCALATIONS.

         Client agrees to pay to TS the Monthly Base Services Fee plus applicable sales or use taxes, in advance, on the first day of each calendar month during the Initial Term and all extensions thereof, without any deduction, offset, notice or demand. If the Commencement Date shall be other than the first day of a month or end on the last day of a month, fees for any such month shall be prorated. Charges for any Schedule "B" service purchased by Client from TS shall be due and payable on the 10th of the month following the order for any such service.

         One year after the Commencement Date of this Agreement and each and every anniversary date thereafter, the Monthly Base Services Fee will automatically increase by six percent (6%) of the Monthly Base Services Fee due for the month preceding such anniversary date.

         All Monthly Base Services Fees and other sums payable hereunder shall be payable at the TS premises or at such other location or to any agent designated in writing by TS. In addition to any other sums due, Client shall pay monthly late charges equal to five percent (5%) of all amounts that have not been paid to TS within five (5) days of their respective due dates.

         The parties agree that such late charges are fair and reasonable compensation for costs incurred by TS where there is default in any payment due under this Agreement.

         Upon execution of this Agreement, Client shall pay TS or its agent the Refundable Services retainer. The Refundable Services Retainer need not be kept separate and apart from other funds of TS, no interest shall be paid thereon, and may be used by TS to provide Schedule "A" and "B" services under this Agreement. In addition to the Refundable Services Retainer, Client will, upon execution hereof, pay to TS the Monthly Base Services Fee for the first full month of the Initial Term and any applicable Set-Up and Installation Charges.

         Client agrees that the Refundable Services Retainer shall not be used by Client as payment of the Monthly Base Services Fee for the last month of the Initial Term, or any extension thereof. In the event Client defaults in the performance of any of the terms hereof, TS may terminate this Agreement and the license herein granted and may also use, apply or retain the whole, or any part, of the Refundable Services Retainer for the payment of any service fee or any other payment due hereunder, or for payment of any other sum that TS may spend by reason of Client's default. If Client shall, at the end of the term of this Agreement, have fully and faithfully complied with all of the terms and provisions of this Agreement, and surrendered all keys, access cards and building passes, the Refundable Services Retainer, or any balance thereof, shall be returned to Client within forty-five (45) days thereafter.

6.       DAMAGES AND INSURANCE.

         Client will not damage or deface the furnishings, walls, floors or ceilings, nor make holes for the hanging of pictures or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Client's Area or the common area facilities. Client will not cause damages to any part of the Building or the property of TS or disturb the quiet enjoyment of any other licensee or occupant of the Building. At the termination of this Agreement, the Client's Area shall be in as good condition as when Client commenced the use thereof, normal wear and tear excepted. TS will have the right, at any time and from time to time, to enter the Client's Area to inspect the same, to make such repairs and alterations as TS deems necessary, and the cost of any such repair resulting from the act or omission of Client shall be reimbursed to TS by Client upon demand. TS shall have the right to show the Client's Area to prospective Clients, provided TS will use reasonable efforts not to disrupt Client's business.

         TS and its respective directors, licensers, officers, agents, servants and employees shall not, to the extent permitted by the law, except upon the affirmative showing of TS's gross negligence or willful misconduct, be liable for, and Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or any damage to, or loss or destruction of any property of Client, its employees, authorized persons and invitees due to any act, omission or occurrence in or about the TS premises or the Building. Without limitation of any other provision hereof, each party hereto hereby agrees to indemnify, defend and hold harmless the other party hereto, and such other party's officers, directors, employees, shareholders, partners, agents and representatives from and against any liability to third parties arising out of, in the case of Client as an indemnifying party, Client's use and occupancy of the Office or any negligent act or omission of Client or Client's officers, directors, employees, shareholders, partners, agents, representatives, contractors, customers or invitees and, in the case of TS as an indemnifying party, any act or omission constituting gross negligence or willful misconduct of TS or TS's officers, directors, employees, shareholders, partners, agents or representatives. Subject to the foregoing, Client assumes all risk of loss with respect to all personal property of Client, its agents, employees, contractors, and invitees, within or about the TS premises or the Building. Client acknowledges that it is the Client's responsibility to maintain insurance to cover the risks set forth in this paragraph.

         TS and Client each hereby waive any and all rights of recovery against the other, or against the directors, licensers, officers, agents, servants and employees of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

         If the TS premises is made unusable, in whole or in part, by fire or other casualty not due to negligence of Client, TS may, at its option, terminate the Agreement upon notice to Client, effective upon such casualty, or may elect to repair, restore or rehabilitate, or cause to be repaired, restored or rehabilitated, the TS premises, without expense to Client, within ninety (90) days or within such longer period of time as may be required because of events beyond TS's control. The Monthly Base Services Fee shall be abated on a per diem basis for the portions of the Client's Area that are unusable.

7.       DEFAULT.

         Client shall be deemed to be in default under this Agreement if: (a) Client defaults in the payment of the Monthly Base Services Fee or other sums due hereunder or (b) Client defaults in the prompt and full performance of any other provision of this Agreement and any such default continues in excess of five (5) business days after written notice by TS.

         Should Client be in default hereunder, TS shall have the option to pursue any one or more of the following remedies without any additional notice or demand whatsoever and without limitation to TS in the exercise of any remedy:

                  (1) TS may, if TS so elects, without any additional notice of such election or demand to Client, either forthwith terminate this Agreement and the license to use any portion of the TS premises, and may enter into the Client's Area and take and hold possession of the contents thereof, without releasing Client, in whole or in part, from the Client's obligations hereunder. In the event of such termination, TS may, at its option, declare the entire amount of the Monthly Base Services Fee which would become due and payable during the remainder of the term, to be due and payable immediately, in which event Client agrees to pay the same at once.

                  (2) Pursue any other remedy now or hereafter available to TS. TS's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

         Client agrees to pay all costs and expenses, including reasonable attorney's fees, expended or incurred by TS in connection with the enforcement of this Agreement, the collection of any sums due hereunder, any action for declamatory relief in any way related to this Agreement, or the protection or preservation of any rights of TS hereunder.

8.       RESTRICTION ON HIRING.

         Client agrees that during the term of this Agreement and within one
         (1) year of the termination of this Agreement, neither Client nor any of its principals, employees or affiliates will hire directly or as an independent contractor, any person who is at that time, or was during the term of this Agreement, an employee of TS. In the event of a breach of any obligation of Client contained in this paragraph, Client shall be liable to TS for, and shall pay to TS, on demand, liquidated damages in the sum of $10,000.00 for each employee with respect to whom such breach shall occur.

9.       MISCELLANEOUS.

         A. This is the only Agreement between the parties. No other agreements are effective. All amendments to this Agreement shall be in writing and signed by all parties. Any other attempted amendment shall be void. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

         B. All waivers must be in writing and signed by the waiving party. TS's failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent TS from enforcing any provision of this Agreement in the future. No receipt of money by TS shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof.

         C. All Schedules and Addenda attached hereto are hereby incorporated herein by this reference. The laws of the State in which the TS premises is located shall govern this Agreement.

         D. All parties signing this Agreement as a partnership or co-signing individuals shall be jointly and severally liable for all obligations of Client.

         E. Client represents and warrants to TS that there are no agents, brokers, finders or other parties with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Agreement.

         F. Neither Client nor anyone claiming by, through or under Client shall assign this Agreement or permit the use of any portion of the TS premises by any person other than Client; provided, however, Client may assign this Agreement to an affiliated corporation of Client. In the event of any such permitted assignment, Client shall not thereby be relieved of any of its obligations under this Agreement.

         G. The Rules and Regulations of the Building and of TS as defined on Schedule "D" hereto and any additional schedules that may be attached hereto are expressly made a part of this Agreement and Client expressly covenants and agrees to abide by all of such Rules and Regulations and such additional terms, as well as such reasonable modifications to such Rules and Regulations as may be hereafter adopted by TS.

         H. All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, addressed to Client at:

                  --------------------------------------------------------------


                  --------------------------------------------------------------

                  Notice to TS shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, to TS at the Building and as follows:

                                   Mr. Eric Pickens
                               Chief Financial Officer
                                    TechSpace, LLC
                           41 East 11th Street, 11th Floor
                              New York, New York 10003

         I. THIS AGREEMENT IS NOT INTENDED TO CREATE A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY IN FAVOR OF THE CLIENT, BUT MERELY CREATES A REVOCABLE LICENSE IN ACCORDANCE WITH THE TERMS HEREOF. This Agreement grants Client the license to use the TS premises and the Client's Area for the specific purposes herein set forth without diminution of the legal possession or control thereof by TS and shall be revocable at the option of TS upon the destruction of the TS premises or the breach by Client of any term or condition herein set forth. This Agreement is subject and subordinate to any underlying lease or contract of the Building or of the premises comprising the Client's Area or the TS premises as such lease or contract may be amended from time to time

                  (such underlying lease or contract together with any amendments, is hereinafter referred to as the "Master Lease"). This Agreement shall terminate simultaneously with the termination of the TS premises operation for any reason. Client is not a party to nor shall Client have any rights under the Master Lease.

         J. Client acknowledges that TS will comply with US Postal Service regulations regarding Client mail and, upon termination of this Agreement, it will be Client's responsibility to notify all parties of termination of the use of the above described address, assigned telephone number, telex and facsimile numbers. For a period of thirty
                  (30) days after the termination of this Agreement, TS will, at Client's written request and cost, provide Client's new telephone number and address to all incoming callers and will hold or forward to Client once a week all mail, packages, facsimiles and telexes.

         K. TS may assign this Agreement and/or any fees hereunder and Client agrees to attorn to any such assignee.

TECHSPACE, LLC

A Delaware Corporation


By:
   -------------------------------


Its:
   -------------------------------




CLIENT

Corporation:



A(n)                              corporation
   -------------------------------


By:
   -------------------------------


Its:
   -------------------------------

                                  SCHEDULE "A"


Base Services

                        o    Furnished Client Area
                        o    Furnished and Decorated Reception Area
                        o    Professional Receptionist
                        o Use of Furnished and Audio-Visually Equipped Conference Rooms (8)
                        o    Hours Per Month at No Charge
                        o    Business Address
                        o    Business Identity on Building Lobby Directory
                        o    Facsimile Number for Client's Use
                        o    Mail and Package Receipt
                        o    Utilities
                        o    Janitorial Service
                        o    Building Operating Expenses

                                  SCHEDULE "B"


Additional Services

                        o    Telephone Equipment
                        o    Local and Long Distance Telephone Service
                        o    Internet Connection Via T1
                        o    Voice Messaging Services
                        o    Secretarial Services
                        o    Word Processing Services
                        o    Excess Filing and Storage
                        o    Facsimile Services
                        o    Copying and Business Machines and Binding Services
                        o    Outgoing Mail and Express Mail
                        o    Printing and Office Supplies
                        o    Miscellaneous Purchasing Services
                        o    Catering, Food and Beverage Services
                        o    Excess Conference Room Service

                                  SCHEDULE "C"


Breakdown of Total Monthly Base Service Fee:



        Client Area Number                        Maximum Occupancy                               Monthly Fee

               1                                          10                                         $4,200




                                                          TOTAL                                      $4,200


Breakdown of Monthly Additional Services Fee:


        Additional Service              Number of Units          Monthly Fee Per Unit            Total Monthly Fee

Phone Equip. & Service                         4                         $100                          $400
Facsimile Installation                         1                         $ 35                          $ 35
Internet Service                               4                         $ 50                          $200
                                                            TOTAL                                      $635


Breakdown of One Time Set-Up and Installation Charges:

        Additional Service              Number of Units              Fee Per Unit                    Total Fee
Phone Installation                             4                         $100                          $400
Facsimile Installation                         1                         $100                          $100
Internet Service                               4                         $100                          $400
Card Key/Codes Set-Up                          4                         $150                          $600
Signage                                        1                         $100                         Waived
                                                            TOTAL                                     $1,500



Total Monthly Fee for Base and Additional Services:                                                          $4,835
Total Set-Up and Installation Charges:                                                                       $1,500
Refundable Service Retainer (2 Times Monthly Total):                                                         $9,670

TOTAL DUE UPON EXECUTION OF AGREEMENT:                                                                      $16,005
(1st Month's Rent, Set-Up & Installation Charges and Retainer)




                                  SCHEDULE "D"


Rules and Regulations

1. Client's employees and guests will conduct themselves in a businesslike manner; the noise level will be kept to a level so as not to interfere with or annoy other clients and Client will abide by TS's directives regarding security, keys, and other such matters common to all occupants.

2. Client will not affix anything to the windows, walls or any other part of the Client's Area or the TS premises or make alterations to the Area or TS premises without the prior written consent of TS.

3. Client will not prop open any corridor doors, exit doors or door connecting corridors during or after business hours.

4. Client can only use public areas with the consent of TS those areas must be kept neat and attractive at all times.

5. All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than egress and ingress.

6. No advertisement or identifying signs, other than provided by TS, or other notices shall be inscribed, painted, or affixed on any part of the corridors, doors or public areas.

7. Client shall not, without TS's prior written consent store or operate in the Client's Area or the TS premises any computer (except a personal computer) or any other large business machine, reproduction equipment, heating equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator or coffee equipment, or conduct mechanical business therein, do any cooking therein, or use or allow to be used in the Building, oil burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed hazardous on account of fire or any explosives shall be brought into the TS premises. No offensive gases, odors or liquids will be permitted.

8. The electrical current shall be used for ordinary lighting purposed only unless written permission to do otherwise shall first have been obtained from TS at an agreed cost to Client.

9. If Client requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Client's expense by the personnel designated by TS.

10. Client will bring no animals other than seeing-eye dogs in the company of blind persons into the Building.

11. Client shall not remove furniture, fixtures or decorative material from the Client's Area or the TS premises.

12. Client will not use TS premises for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes.

13. Client will not occupy or permit any portion of the TS premises to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form.

14. Client will not use the Client's Area for lodging or sleeping or for any immoral or illegal purposes.

15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the TS premises by Client nor shall any changes be made on existing locks or the mechanisms thereof.

16. Client, shall before leaving the Client's Area for an extended period of time, shall shut off all lights and other electrical apparatus. Any damage resulting from failure to do so shall be paid by the Client.

17. Canvassing, soliciting and peddling in the Building are prohibited and Client shall not solicit other clients for any business or other purpose without the prior written approval of TS.

18. All property belonging to Client or any employee, agent or invitee of Client shall be at the risk of such person only and TS shall not be liable for damages thereto or for theft or misappropriation thereof.

19. If Client does not remove any property belonging to Client from the TS premises by the end of the term, at the option of TS, Client shall be conclusively presumed to have conveyed such property to TS under this Agreement as a bill of sale without further payment or credit by TS to Client and TS may remove the same and Client shall pay TS all costs of such removal upon demand.

20. Smoking shall be prohibited in all public areas, including conference and training rooms. No smoking shall be permitted at any time in any area of the TS premises.

TS shall have no responsibility to Client for the violation or non-performance and shall use reasonable efforts to uniformly enforce all Rules and Regulations.

                                  Amendment #2
                                     To The
                                Service Agreement
                                     Between
                      TechSpace, LLC and iParty Corporation


This Amendment #2 to the Service Agreement ("Agreement") between TechSpace, LLC ("TechSpace") and iParty Corporation ("Client") effective May 1, 1999.

1. Pursuant to Paragraph 1, Basic Terms, Section B, Area number(s), 26 shall be added.

2. Pursuant to Paragraph 1, Basic Terms, Section B, Area number(s), 55 shall be deleted.

3. Pursuant to Paragraph 1, Basic Terms, Section E, Initial Term and Section F, End of Initial Term, both parties agree to extend the Agreement to and including August 1, 1999.

4. Pursuant to Paragraph 1, Basic Terms, Section G, Total Monthly Base Service Fee, the fee shall be changed to $6,200.

5. Pursuant to Paragraph 1, Basic Terms, Section II, Total Monthly Additional Services Fee, the fee shall be changed to $1,940.

6. Pursuant to Paragraph 1, Basis Terms, Section I, Refundable Service Retainer, the amount shall be reduced to $16,280.

7. Schedule "C" of the existing contract shall be replaced with the Modified Schedule "C" attached hereto.

8. All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment #2 effective this 19 day of May, 1999.

iParty Corporation                            TechSpace, LLC


By:                                           By:
    --------------------------                    --------------------------

Name:                                         Name:
      ------------------------                      ------------------------

Title:                                        Title:
       -----------------------                       -----------------------